                                                                    Exhibit 99.2
ChiRex,
A growth accelerator
for Rhodia

                                                                       [GRAPHIC]

[LOGO OF RHODIA]

   "ChiRex Inc." ("ChiRex") stockholders are advised to read the tender offer statement regarding the acquisition of ChiRex, referenced in the following documents, which will be filed by Rhodia and Cousin Acquisition, Inc. with the Securities and Exchange Commission (the "SEC") and the related solicitation/recommendation statement which will be filed by ChiRex with the SEC. The tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the solicitation/recommendation statement will contain important information which should be carefully read before any decision is made with respect to the offer. These documents will be made available to all stockholders of ChiRex, at no expense to them. These documents also will be available at no charge at the SEC's website at www.SEC.GOV"

   "The following documents include certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those anticipated by such statements. Factors which could cause such differences in actual results include, among others (i) the risk that the Rhodia and the ChiRex businesses will not be integrated successfully, (ii) changes in the competitive and regulatory framework in which Rhodia and ChiRex operate, and
    (iii) general competitive and market factors on a global, regional and/or national basis"

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

ChiRex, a further step forward

                                  1998 - 1999
                                Competitiveness

                                     2000
                                    Growth

[LOGO OF RHODIA]
                                                             July 24, 2000     3

With ChiRex, Rhodia will offer the most innovative and advanced platform of technology services to the pharmaceutical industry on a global basis.

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                                                             July 24, 2000     4

A recommended cash offer

Acquisition Price                  $31.25
per Share of Equity

---------------------------------------------------------

Aggregate Purchase Price           $510 million

---------------------------------------------------------

Total Transaction Value            $545 million

---------------------------------------------------------

Transaction Structure              All-cash tender offer
                                   to be launched
                                   before August 7, 2000

---------------------------------------------------------

Expected Closing                   Early September, 2000
of the Offer

=========================================================


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

ChiRex, a growth accelerator


     .    Bolsters Rhodia's position in a fast growing market

          .    Provides access to new proprietary technologies

          . Adds unique set of capabilities in fast growing contract research and process development business

          .    Diversifies customer and product bases

          .    Gives immediate leadership position

          . Offers substantial opportunity for both cost and revenue synergies

     .    Earnings accretive as of 2002


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

                                        1

                                    ChiRex

                     A leader in pharmaceutical services


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

1          Pharmaceutical outsourcing is growing rapidly

                 TODAY                                                   2005

                                   + 25% per year

Process research and
development services         $250M                                       750M$


                                    + 12% per year

Manufacturing of             $13B                                        23B$
drug substances


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

1         ChiRex, a leader in pharmaceutical services


          .    A very dynamic contract research business

               .    advanced patented team

               .    a range of breakthrough patented technologies

               .    close links with the best universities (MIT, Harvard,...)

               .    4 cGMP process development facilities in UK and US

          .    A World Class Manufacturing system

               .    2 cGMP manufacturing facilities in UK


[LOGO OF RHODIA]
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

1   ChiRex, a pure play in pharmaceutical services

                             Breakdown of estimated 2000 sales

                                   [GRAPHIC]
Pharmacy   92%
Others      8%


 .    A unique positioning among competitors of this size

 .    A competitive advantage resulting from this focus

                                                                  Source :ChiRex

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

1        A unique combination of research and manufacturing services

                                    [GRAPHIC]

Contract research        22%
Manufacturing services   78%



 .    A built-in access to future manufacturing contracts

 .    A full range of services from pre-clinical to launch

                                                                 Source : ChiRex


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

1   ChiRex, wordwide no. 1 in pharmaceutical contract research

                            1999 Market size : 250 M$

                                    [GRAPHIC]

ChiRex            11%
Albany Molecular   8%
Pharm-Eco Labs     7%
MediChem Research  7%
Oxford Asymmetry   6%
Others            61%


Source : ChiRex

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

1   ChiRex, a track record of strong growth

[GRAPH]


Manufacturing Sales (M$)

CAGR     + 23%
                    (E)
45   58  106   123  104

96   97   98   99   00


[GRAPH]

Development Sales (M$)

CAGR     + 78%

                    (E)

 3   11   14   24   30

96   97   98   99   00


[GRAPH]

EBITDA (M$)

CAGR   17%

                    (E)

17   18   26   47   32

96   97   98   99   00


(E) = ChiRex estimate

                                                                 Source : ChiRex


[LOGO OF RHODIA]
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

                                       2

                                Rhodia + ChiRex


                             A Powerful Combination

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

2     A powerful combination

                       Rhodia                          ChiRex
--------------------------------------------------------------------------
                  .  European base               .  North American base
R&D               .  Competencies in Fine        .  Competencies
                     chemicals and                  in Chiral Chemistry
                     biochemicals
--------------------------------------------------------------------------
                     Strength in full-scale         Strength in laboratory
Operations           manufacturing                  development and pilot
                                                    plant manufacturing
--------------------------------------------------------------------------
Geographic           Continental Europe and Asia    US and UK
Strength
--------------------------------------------------------------------------
Customer             Financial strength,            Responsiveness to
Image                long-term credibility          customers,
                                                    technological strength
--------------------------------------------------------------------------
cGMP
Capacity             120 m3 (in 1Q 2001)            810 m3
==========================================================================

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                                                             July 24, 2000    15

2   A new benchmark in pharmaceutical services

Rhodia + ChiRex
[GRAPHIC]

Manufacturing Services

 .   DSM
 .   Lonza
 .   Cambrex
 .   Catalytica
 .   ...

Development and Research Services

 .   Albany Molecular
 .   Oxford Asymmetry
 .   ...

[LOGO OF RHODIA]
                                                             July 24, 2000    16

2       Customer focused offering throughout the life cycle

A unique product offering from the pre-clinical stage to product launch

[GRAPH]

Discovery

IND

NDA

Launch

Active Pharma Ingredients
================================

                               [LOGO OF RHODIA]

Contract Process Research and Development

Contract Manufacturing

                                    [LOGO OF CHIREX]


[LOGO OF RHODIA]
                                                             July 24, 2000    17

2     A unique combination of proprietary technologies

 .    Targeted to the new generation of pharmaceuticals

 .    Recently patented

Chiral Epoxydation
Amino acid technology
Heterogenous catalysis
Enzymatic catalysis
Carboanions cryogenic chemistry
Biaryles
Chiral Dihydroxylation
Aromatic Bond-forming
Kinetic chiral resolution
Chiral Reduction
Chiral Hydrogenation
Soft Fluorination


[LOGO OF RHODIA]
                                                             July 24, 2000    18

 2      ...A unique set of capabilities

 .    Top quality team in advanced research (MIT, Harvard, ...)

 .    World Class analytical competencies

 .    Leading process engineering expertise

 .    Outstanding industrialization and scale up ability


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

2        A strong commercial structure to serve the top customer panel

 .    Outstanding customer responsiveness

 .    Complementary commercial network (Europe-US-Japan)

 .    Expanded customer base

     .    30 of the top 40 pharma companies

     . Projects in all major therapeutic classes: CNS; cardio-vascular; HIV; allergy; oncology


[LOGO OF RHODIA]
                                                           July 24, 2000      20

2 An ideal geographical footprint


 .    R&D centers close to pharma customers and universities

 .    1000m3 cGMP manufacturing facilities concentrated in UK

[MAP]

[_] Annan, Scotland
[_] Dudley, England
[_] Holmes Chapel, England
( ) Dagenham, England
/\  Lyon, France
/\  Boston, Massachusetts (USA)
/\  Malvern, Pennsylvania (USA)


[_]  Manufacturing and Development
( )  Manufacturing
/\   Development

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                                                           July 24, 2000      21

2         A value creating integration process

[GRAPHIC]

ChiRex will host Rhodia's:

 .    pharmaceutical assets

 .    competencies

Capitalize on ChiRex responsiveness and high tech service culture


[LOGO OF RHODIA]
                                                           July 24, 2000      22

                               Financial impact
                               of the transaction

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                                                           July 24, 2000      23

3       Multiples in line with the business quality

                 ChiRex
--------------------------------------
2001             X EBITDA          P/E
--------------------------------------
Share:
$31.25           11                29
--------------------------------------


--------------------------------------
              Development
--------------------------------------
                   X EBITDA      P/E
                     2001        2001
--------------------------------------
Albany
Molecular          25.6          41.3
Oxford
Asymmetry          24.8          57.4
--------------------------------------


--------------------------------------
               Manufacturing
--------------------------------------
                X EBITDA         P/E
                  2001           2001
--------------------------------------
Lonza             9.8            17.5
Cambrex           9.4             20
Catalytica        9.6            20.4
--------------------------------------


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                                                           July 24, 2000      24

3         Cost synergies: conservative timing

       2002                            (M$)
---------------------------------------------
Manufacturing                           4
---------------------------------------------
S,G&A and corporate                     7
---------------------------------------------
R&D                                     3
---------------------------------------------
TOTAL                                  14
=============================================

                 Hypothesis: No synergy assumed for 2001

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                                                           July 24, 2000   25

3     Revenue synergies: incremental margin impact

[GRAPHIC]

+    Combination of technologies
+    Enhanced scale up capabilities
+    Combination of customers
+    Available capacities

 .    Faster market penetration
 .    Additionnal revenues (M$):

     2001 2002 2003 2004
     ---- ---- ---- ----
       0   15   35   60

  With average EBITDA margin: 30%
======================================

[LOGO OF RHODIA]
                                                           July 24, 2000   26

3        Impact on balance sheet

                                             1999
                      Before             ProForma (1)           After
                    Transaction             in EuroM        Transactions


                      5,300           Fixed Assets              5,830

                                        Operating
                       910           working capital              950

                                 Shareholders' Equity
                      2,460   (including minority interests)    2,460


                      1,110            Provisions               1,140


                      2,640             Net debt                3,180


(1) Including A&W acquisition

[LOGO OF RHODIA]
                                                           July 24, 2000   27

3        ChiRex, a real growth booster


Rhodia will offer the most innovative and advanced platform of technology services to the pharmaceutical industry on a global basis.

[GRAPHIC]

 .    Speed up growth: 1% additional growth per year for the Rhodia group globally
 .    Cultural shift towards technology services
 .    Improve quality of Rhodia's portfolio
 .    Accretive as of 2002
 .    Create value for shareholders

[LOGO OF RHODIA]
                                                           July 24, 2000   28

3      On track for medium-term objectives

                                     Double
                                      1999
                                   Net Income

                                    ROCE: 14%

                               EBITDA / Sales: 18%

                                 Sales Growth:
                                  2% above GDP

[LOGO OF RHODIA]
                                                           July 24, 2000   29

                               [LOGO OF RHODIA]